Exhibit 3.1

THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

MINDBODY, INC.

MINDBODY, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), certifies that:

1. The name of the Corporation is MINDBODY, Inc. The Corporation’s original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on October 24, 2014.

2. This Third Amended and Restated Certificate of Incorporation was duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware, and has been duly approved by the written consent of the stockholders of the Corporation in accordance with Section 228 of the General Corporation Law of the State of Delaware.

3. The text of the Second Amended and Restated Certificate of Incorporation is amended and restated to read as set forth in EXHIBIT A attached hereto.

IN WITNESS WHEREOF, MINDBODY, Inc. has caused this Third Amended and Restated Certificate of Incorporation to be signed by Richard L. Stollmeyer, a duly authorized officer of the Corporation, on June 4, 2015.

/s/ Richard L. Stollmeyer
Richard L. Stollmeyer,
President and Chief Executive Officer

EXHIBIT A

ARTICLE I

The name of this corporation is MINDBODY, Inc. (the “Corporation”).

ARTICLE II

The address of the Corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law, as the same exists or as may hereafter be amended from time to time.

ARTICLE IV

(A) Classes of Stock. The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation is authorized to issue is 70,542,012 shares. 50,000,000 shares shall be Common Stock, with par value of $0.000004 per share, and 20,542,012 shares shall be Preferred Stock, with par value of $0.000004 per share.

(B) Rights, Preferences and Restrictions of Preferred Stock. The Preferred Stock authorized by this Third Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) may be issued from time to time in one or more series. 1,319,942 shares of Preferred Stock shall be designated “Series A Preferred Stock”, 988,420 shares of Preferred Stock shall be designated “Series B Preferred Stock”, 4,107,025 shares of Preferred Stock shall be designated “Series C Preferred Stock”, 5,308,880 shares of Preferred Stock shall be designated “Series D Preferred Stock”, 2,439,060 shares of Preferred Stock shall be designated “Series E Preferred Stock”, 2,686,000 shares of Preferred Stock shall be designated “Series F Preferred Stock” and 3,692,685 shares of Preferred Stock shall be designated “Series G Preferred Stock”. The rights, preferences, privileges, and restrictions granted to and imposed on the Preferred Stock are as set forth below in this Article IV(B).

Effective immediately upon the filing of this Certificate of Incorporation (the “Effective Time”) and without any further action on the part of the Corporation or any stockholder, (i) each one (1) share of Common Stock of the Corporation that is issued and outstanding at the Effective Time shall be split and converted into two and a half (2.5) shares of Common Stock of the Corporation; (ii) each one (1) share of Series A Preferred Stock of the Corporation that is issued and outstanding at the Effective Time shall be split and converted into two and a half (2.5) shares of Series A Preferred Stock of the Corporation; (iii) each one (1) share of Series B Preferred Stock of the Corporation that is issued and outstanding at the Effective Time shall be split and converted into two and a half (2.5) shares of Series B Preferred Stock of the Corporation; (iv) each one (1) share of Series C Preferred Stock of the Corporation that is issued and outstanding at the Effective Time shall be split and converted into two and a half (2.5) shares of Series C Preferred Stock of the Corporation; (v) each one (1) share of Series D Preferred Stock of the Corporation that is issued and outstanding at the Effective Time shall be split and converted into two and a half (2.5) shares of Series D Preferred Stock of the Corporation; (vi) each one (1) share of Series E Preferred Stock of the Corporation that is issued and outstanding at the Effective Time shall be split and converted into two and a half (2.5) shares of Series E Preferred Stock of the Corporation; (vii) each one (1) share of Series F Preferred Stock of the Corporation that is issued and outstanding at the Effective Time shall be split and converted into two and a half (2.5) shares of Series F Preferred Stock of the Corporation; and (viii) each one (1) share of Series G Preferred Stock of the Corporation that is issued and outstanding at the Effective Time shall be split and converted into two and a half (2.5) shares of Series G Preferred Stock of the Corporation (collectively, the “Forward Split”). The Forward Split shall be effected on a certificate-by-certificate basis. At the Effective Time, each record holder of a certificate shall be deemed to be the holder of record of the shares of Common Stock or Preferred Stock, as applicable, converted in the Forward Split, notwithstanding that the certificates representing such shares of Common Stock or Preferred Stock, as applicable, shall not have been surrendered at the office of the Corporation. All references to numbers of shares and all per share amounts set forth in this Certificate of Incorporation are referenced and stated after giving effect to the Forward Split, and, accordingly, no further adjustment pursuant to this Article IV shall be made as a result of the Forward Split.

1. Dividend Provisions. The holders of shares of Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of the Corporation) on the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Common Stock of the Corporation, at the rate of $0.14504 per share with respect to Series D Preferred Stock, $0.25816 per share with respect to Series E Preferred Stock, $0.65152 per share with respect to Series F Preferred Stock and $0.94864 per share with respect to the Series G Preferred Stock (in each case as adjusted for stock splits, stock dividends, reclassification and the like with respect to such series of Preferred Stock, as applicable) per annum on each outstanding share then held by them of Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock, as applicable; payable when, as and if declared by the Board of Directors of the Corporation (the “Board of Directors”) in cash. Such dividends shall accrue from day to day, whether or not declared, and shall be cumulative but, (i) with respect to the Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock only, such dividends shall only be payable upon a redemption of such series of Preferred Stock or in the event such series of Preferred Stock elects to receive its liquidation preference in accordance with Section 2(a) below in lieu of its as-converted proceeds in connection with a Liquidation Event and (ii) with respect to the Series D Preferred Stock only, such dividends shall only be payable upon a redemption of the Series D Preferred Stock. After payment of such dividends, the holders of shares of Series C Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of the Corporation) on the Series A Preferred Stock, Series B Preferred Stock and Common Stock of the Corporation, at the rate of $0.0975240 per share (as adjusted for stock splits, stock dividends, reclassification and the like with respect to the Series C Preferred Stock) per annum on each outstanding share then held by them of Series C Preferred Stock; payable when, as and if declared by the Board of Directors in cash. Such dividends shall accrue from day to day, whether or not declared, and shall be cumulative, but such dividends shall only be payable upon a redemption of the Series C Preferred Stock. After payment of such dividends, the holders of shares of Series A Preferred Stock and Series B Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of the Corporation) on the Common Stock of the Corporation, at the rate of $0.028 per share (as adjusted for stock splits, stock dividends, reclassification and the like with respect to the Series A Preferred Stock) per annum on each outstanding share then held by them of Series A Preferred Stock and $0.05936 per share (as adjusted for stock splits, stock dividends, reclassification and the like with respect to the Series B Preferred Stock) per annum on each outstanding share then held by them of Series B Preferred Stock; payable when, as and if declared by the Board of Directors in cash. Such dividends shall accrue from day to day, whether or not declared, and shall be cumulative, but such dividends shall only be payable upon a redemption of such series of Preferred Stock. After payment of such dividends to the holders of the Series G Preferred Stock, Series F Preferred Stock, Series E Preferred Stock, the Series D Preferred Stock, the Series C Preferred Stock, the Series B Preferred Stock and the Series A Preferred Stock, any additional dividends shall be distributed among the holders of Preferred Stock and Common Stock pro rata based on the number of shares of Common Stock then held by each holder (assuming conversion of all such Preferred Stock into Common Stock). After March 20, 2015, no dividends may be declared or paid, nor shall any dividends accrue or accumulate, on the Series A Preferred Stock or Series B Preferred Stock, except that dividends which accrued and were unpaid prior to March 20, 2015 may be declared and paid.

2. Liquidation.

(a) Preference.

(i) In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, including a Liquidation Transaction (as defined below) (a “Liquidation Event”), the holders of Series G Preferred Stock, the holders of Series F Preferred Stock, the holders of the Series E Preferred Stock and the holders of Series D Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Common Stock, by reason of their ownership thereof, an amount per share equal to: (w) $13.552 per share (as adjusted for stock splits, stock dividends, reclassification and the like with respect to the Series G Preferred Stock) (as so adjusted, the “Series G Original Purchase Price”) for each outstanding share then held by them of Series G Preferred Stock, plus any declared, accumulated or accrued but unpaid dividends (whether or not declared), (x) $9.30752 per share (as adjusted for stock splits, stock dividends, reclassification and the like with respect to the Series F Preferred Stock) (as so adjusted, the

“Series F Original Purchase Price”) for each outstanding share then held by them of Series F Preferred Stock, plus any declared, accumulated or accrued but unpaid dividends (whether or not declared), (y) $3.688 per share (as adjusted for stock splits, stock dividends, reclassification and the like with respect to the Series E Preferred Stock) (as so adjusted, the “Series E Original Purchase Price”) for each outstanding share then held by them of Series E Preferred Stock, plus any declared, accumulated or accrued but unpaid dividends (whether or not declared), and (z) $2.072 per share (as adjusted for stock splits, stock dividends, reclassification and the like with respect to the Series D Preferred Stock) (as so adjusted, the “Series D Original Purchase Price”) for each outstanding share then held by them of Series D Preferred Stock, plus any accumulated or accrued but unpaid dividends previously declared. If, upon the occurrence of such event, the assets and funds of the Corporation available for distribution to its stockholders shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of Series G Preferred Stock, the holders of Series F Preferred Stock, the holders of Series E Preferred Stock and the holders of Series D Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive.

(ii) Upon the completion of the distribution required by Section 2(a)(i) above, the holders of Series C Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of Series A Preferred Stock, Series B Preferred Stock and Common Stock, by reason of their ownership thereof, an amount per share equal to $1.3932 per share (as adjusted for stock splits, stock dividends, reclassification and the like with respect to the Series C Preferred Stock) (as so adjusted, the “Series C Original Purchase Price”) for each outstanding share then held by them of Series C Preferred Stock, plus any accumulated or accrued but unpaid dividends previously declared. If, upon the occurrence of such event and after completion of the distribution required by Section 2(a)(i) above, the assets and funds of the Corporation available for distribution to its stockholders shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of the Corporation legally then remaining available for distribution shall be distributed ratably among the holders of Series C Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive.

(iii) Upon the completion of the distributions required by Sections 2(a)(i) and (ii) above (and subject to Section 2(c) below), the holders of Series B Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of the Series A Preferred and Common Stock, by reason of their ownership thereof, an amount per share equal to $0.848 per share (as adjusted for stock splits, stock dividends, reclassification and the like with respect to the Series B Preferred Stock) for each outstanding share then held by them of Series B Preferred Stock. If, upon the occurrence of such event and after completion of the distributions required by Sections 2(a)(i) and (ii) above, the assets and funds of the Corporation available for distribution to its stockholders shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of the Corporation legally then remaining available for distribution shall be distributed ratably among the holders of Series B Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive.

(iv) Upon the completion of the distributions required by Sections 2(a)(i), (ii) and (iii) above (and subject to Section 2(c) below), the holders of Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of the Common Stock, by reason of their ownership thereof, an amount per share equal to $0.40 per share (as adjusted for stock splits, stock dividends, reclassification and the like with respect to the Series A Preferred Stock) for each outstanding share then held by them of Series A Preferred Stock. If, upon the occurrence of such event and after completion of the distributions required by Sections 2(a)(i), (ii) and (iii) above, the assets and funds of the Corporation available for distribution to its stockholders shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of the Corporation legally then remaining available for distribution shall be distributed ratably among the holders of Series A Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive.

(b) Remaining Assets. Upon the completion of the distribution required by Section 2(a) above (and subject to Section 2(c) below), if assets remain in the Corporation, the remaining assets of the Corporation available for distribution to stockholders shall be distributed among the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Common Stock pro rata based on the number of shares of Common Stock held by each (assuming conversion of all such Preferred Stock into Common Stock) until the holders of Series D Preferred Stock shall have received pursuant to this Section 2(b) an aggregate of $4.8692 per share (as adjusted for stock splits, stock dividends, reclassification and the like with respect to the Series D Preferred Stock) of Series D Preferred Stock then held by them (including for such purpose the Series D Original Purchase Price to the extent paid, but not any declared, accumulated or accrued dividends paid, pursuant to Section 2(a)(i) above) if such distribution occurs on or before December 31, 2012, which such aggregate amount shall increase by $0.7252 (as adjusted for stock splits, stock dividends, reclassification and the like with respect to the Series D Preferred Stock) on January 1 of each year thereafter, commencing on January 1, 2013 (such aggregate amount, the “Series D Participation Cap”); thereafter, if assets remain in the Corporation, the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Common Stock of the Corporation shall receive all of the remaining assets of the Corporation pro rata based on the number of shares of Common Stock held by each (assuming conversion of all such Preferred Stock into Common Stock). Notwithstanding the foregoing, for purposes of determining the amount each holder of shares of Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock is entitled to receive with respect to a Liquidation Event, each such holder of shares of Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock shall be deemed (solely for purposes of this Section 2) to have converted (regardless of whether such holder actually converted) such holder’s shares of such series into shares of Common Stock immediately prior to the Liquidation Event if, as a result of an actual conversion, such holder would receive, in the aggregate, an amount greater than the amount that would be distributed to such holder if such holder did not convert the Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock, as applicable, into shares of Common Stock. For purposes of clarification, if any such holder shall be deemed to have converted any share of Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock into Common Stock pursuant to the immediately preceding sentence, then the distribution to such holder in respect of such share of Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock as a result of its deemed conversion in accordance with such sentence shall be in lieu of, and not in addition to, the distribution that would otherwise be made with respect to such share of Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock pursuant to Section 2.

(c) Minimum Liquidation Amount. Notwithstanding the foregoing, in the event of a Liquidation Event, if, pursuant to the foregoing provisions of this Section 2, the liquidation preference and participation amount received by holders of Series C Preferred Stock would be less than the greater of (i) two times the Series C Original Purchase Price or (ii)(A) one times the Series C Original Purchase Price plus (B) any declared and unpaid dividends plus (C) the amount received by the holders of Series C Preferred Stock as a result of their pro rata participation in the remaining assets of the Corporation in accordance with Section 2(b) (the “Minimum Liquidation Amount”), then, before any amounts are distributed in respect of the Series A Preferred Stock, Series B Preferred Stock or Common Stock, and in each case to the extent there are sufficient assets and funds of the Corporation legally available for distribution to its stockholders, (1) first, the holders of Series G Preferred Stock, the holders of Series F Preferred Stock, the holders of Series E Preferred Stock and the holders of Series D Preferred Stock shall receive the amounts set forth in Section 2(a)(i) above, (2) then the holders of the Series C Preferred Stock shall receive the amounts set forth in Section 2(a)(ii) above, (3) then the holders of the Series D Preferred Stock and the holders of the Series C Preferred Stock shall receive distributions, pro rata based on the number of shares of Common Stock held by each (assuming conversion of all such Preferred Stock into Common Stock) until the holders of Series C Preferred Stock have received the Minimum Liquidation Amount, (4) then the holders of Series B Preferred Stock shall receive the amounts set forth in Section 2(a)(iii) above, (5) then the holders of the Series A Preferred Stock shall receive the amounts set forth in Section 2(a)(iv) above, and (6) thereafter, the remaining assets of the Corporation available for distribution to stockholders shall be distributed in accordance with Section 2(b) above.

(d) Certain Acquisitions.

(i) Deemed Liquidation. For purposes of this Section 2, each of the following events shall be considered a “Liquidation Event:” (1) if the Corporation shall sell, convey, or otherwise dispose of, whether in a single transaction or pursuant to a series of related transactions, all or substantially all of the assets or business of the Corporation and its subsidiaries, taken as a whole, (2) if the Corporation shall merge with or into, consolidate with or consummate any similar transaction with any other corporation, limited liability company or other entity (other than a wholly-owned subsidiary of the Corporation) or (3) a transaction or series of related transactions which results in (assuming an immediate and maximum exercise/conversion of all derivative securities issued in the transaction) the holders of the Corporation’s capital stock as of immediately before the transaction owning less than a majority of the Voting Power (as defined below) as of immediately after such transaction or series of related transaction (any such event described in (1), (2) or (3) above, a “Liquidation Transaction”), provided that none of the following shall be considered a Liquidation Transaction: (A) a merger effected exclusively for the purpose of changing the domicile of the Corporation, (B) an equity financing in which the Corporation is the surviving corporation and in which the stockholders of the Corporation immediately prior to the transaction own 50% or more of the voting power of the surviving corporation following the transaction, or (C) a merger, consolidation or other similar transaction in which the stockholders of the Corporation immediately prior to the transaction own 50% or more of the voting power of the surviving corporation following the transaction. In the event of a merger or consolidation of the Corporation that is deemed pursuant to this section to be a Liquidation Transaction, all references in this Section 2 to “assets of the Corporation” and “assets and funds of the Corporation” shall be deemed instead to refer to the aggregate consideration to be paid to the holders of the Corporation’s capital stock in such merger or consolidation.

(ii) Valuation of Consideration. In the event of a deemed liquidation as described in Section 2(d)(i) above, (x) if the consideration received by the Corporation is other than cash or securities, its value will be determined in good faith by the Board of Directors and approved by the holders of not less than a majority of the outstanding Series C Preferred Stock (as long as at least 50% of the originally issued shares of Series C Preferred Stock are outstanding, but excluding, for all purposes of the calculation of such 50% minimum, any of such shares redeemed pursuant to Section 3 below), Series D Preferred Stock (as long as at least 50% of the originally issued shares of Series D Preferred Stock are outstanding, but excluding, for all purposes of the calculation of such 50% minimum, any of such shares redeemed pursuant to Section 3 below), Series E Preferred Stock (as long as at least 50% of the originally issued shares of Series E Preferred Stock are outstanding, but excluding, for all purposes of the calculation of such 50% minimum, any of such shares redeemed pursuant to Section 3 below), Series F Preferred Stock (as long as at least 50% of the originally issued shares of Series F Preferred Stock are outstanding, but excluding, for all purposes of the calculation of such 50% minimum, any of such shares redeemed pursuant to Section 3 below) and Series G Preferred Stock (as long as at least 50% of the originally issued shares of Series G Preferred Stock are outstanding, but excluding, for all purposes of the calculation of such 50% minimum, any of such shares redeemed pursuant to Section 3 below), voting together as a single class on an as-converted basis (the “Required Series C, D, E, F and G Vote”) and (y) if the consideration received by the Corporation is securities, its value will be deemed its fair market value, except as otherwise provided in the definitive agreement approved by the Required Series C, D, E, F and G Vote in connection with a Liquidation Transaction, determined as follows:

(A) Securities not subject to an investment letter or other similar restrictions on free marketability:

(1) If traded on a securities exchange, the value shall be based on a formula approved by the Board of Directors and derived from the closing prices of the securities on such exchange over a specified time period;

(2) If actively traded over-the-counter, the value shall be based on a formula approved by the Board of Directors and derived from the closing bid or sales prices (whichever is applicable) of such securities over a specified time period; and

(3) If there is no active public market, the value shall be the fair market value thereof, as determined in good faith by mutual agreement of the Board of Directors and the holders of a majority of the shares receiving such securities, voting together as a single class on an as-converted basis. If the Board of Directors and such holders fail to agree upon the fair market value within 30 days (or such longer period as they may mutually agree in writing), an appraisal of the fair market value thereof performed by an independent appraiser which shall be experienced in the valuation of securities in companies engaged in the business of the issuer of the securities to be appraised and which shall be selected by the Corporation and agreeable to such holders, which selection shall be final and binding on all parties. The appraiser shall deliver to the Corporation and to such holders its determination of the fair market value of such securities, together with customary documentation supporting such determination, and, upon approval of such appraisal by a majority of the outstanding shares of the Corporation’s capital stock, voting together as a single class on an as-converted basis, such determination shall be final and binding on all parties. The expenses of the independent appraiser shall be paid by the Corporation.

(B) The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder’s status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as specified above in Section 2(d)(ii)(A) to reflect the approximate fair market value thereof, as determined in good faith by mutual agreement of the Board of Directors and the holders of a majority of the shares receiving such securities, voting together as a single class on an as-converted basis (and, if such agreement cannot be reached, then pursuant to the procedure set forth in Section 2(d)(ii)(A)(3) above).

(iii) Notice of Liquidation Transaction. The Corporation shall give each holder of record of Preferred Stock written notice of any impending Liquidation Transaction not later than 10 days prior to the stockholders’ meeting called to approve such Liquidation Transaction, or 10 days prior to the closing of such Liquidation Transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such Liquidation Transaction. The first of such notices shall describe the material terms and conditions of the impending Liquidation Transaction and the provisions of this Section 2, and the Corporation shall thereafter give such holders prompt notice of any material changes. Unless such notice requirements are waived, the Liquidation Transaction shall not take place sooner than 10 days after the Corporation has given the first notice provided for herein or sooner than 10 days after the Corporation has given notice of any material changes provided for herein. Notwithstanding the other provisions of this Certificate of Incorporation, all notice periods or requirements in this Certificate of Incorporation may be shortened or waived, either before or after the action for which notice is required, upon the written consent of the holders of a majority of the voting power of the outstanding shares of Series C Preferred Stock and the holders of a majority of the voting power of the outstanding shares of Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock that are entitled to such notice rights.

(iv) Effect of Noncompliance. In the event the Corporation does not comply with the requirements of Section 2(d)(iii), the Corporation shall forthwith either cause the closing of the Liquidation Transaction to be postponed until the requirements of this Section 2 have been complied with, or cancel such Liquidation Transaction, in which event the rights, preferences, privileges and restrictions of the holders of Preferred Stock shall revert to and be the same as such rights, preferences, privileges and restrictions existing immediately prior to the date of the first notice referred to in Section 2(d)(iii).

3. Redemption.

(a) Series C, Series D, Series E, Series F and Series G Redemption Date and Price. The Series A Preferred Stock and Series B Preferred Stock are not mandatorily redeemable, except as set forth in Section 3(b) below. At any time after February 7, 2019, but on a date determined by the Board of Directors (the “Redemption Date”), which date shall be within 90 days after the vote or the receipt by the Corporation of the written consent of either the holders of not less than a majority of the then outstanding Series C Preferred Stock (“Majority Series C Holders”), the holders of not less than a majority of the then outstanding Series D Preferred Stock (“Majority Series D Holders”) or the holders of not less than a majority of the then outstanding Series E Preferred Stock (“Majority Series E Holders”) that all (and not less than all) of such series be redeemed (a “Redemption Election”), the Corporation shall, within 5 business days after receiving such Redemption Election, deliver a copy of such Redemption Election (the “Redemption Election Notice”) to each holder of Series F Preferred Stock and Series G Preferred Stock and (x) each holder of record of Series E Preferred Stock if the Redemption Election is received from either the Majority Series D Holders or the Majority Series C Holders or (y) each holder of record of Series D Preferred Stock if the Redemption Election is received from either the Majority Series E Holders or the Majority Series C Holders or (z) each holder of record of the Series C Preferred Stock if the Redemption Election is received from either the Majority Series E Holders or the Majority Series D Holders, and the Majority Series C Holders, the Majority Series D Holders and the Majority Series E Holders (whichever did not deliver the Redemption Election), as applicable, and the holders of not less than a majority of the then outstanding Series F Preferred Stock (“Majority Series F Holders”) and the holders of not less than fifty-five percent (55%) of the then outstanding Series G Preferred Stock (“Majority Series G Holders”) shall also have a right to have all of the shares of such series redeemed on the same date by delivering a Redemption Election to the Corporation within 15 business days after receiving the Redemption Election Notice. Upon receiving one or more Redemption Elections, the Corporation shall, to the extent it may lawfully do so, redeem all of the shares of Series C Preferred Stock and/or Series D Preferred Stock and/or Series E Preferred Stock and/or Series F Preferred Stock and/or Series G Preferred Stock, as applicable, so voted or consented to be redeemed in the Redemption Election(s) in accordance with the procedures set forth in this Section 3 by paying a redemption price per share of Series C Preferred Stock (“Series C Redemption Price”) and/or Series D Preferred Stock (“Series D Redemption Price”) and/or Series E Preferred Stock (“Series E Redemption Price”) and/or Series F Preferred Stock (“Series F Redemption Price”) and/or Series G Preferred Stock (“Series G Redemption Price”), as applicable, consisting of:

(i) in the case of the Series G Preferred Stock, the greater of (1) the Series G Original Purchase Price plus declared, accumulated or accrued but unpaid dividends thereon and (2) the amount such holders would receive in respect of such share of Series G Preferred Stock if the Corporation or its assets were sold in a manner intended to achieve the highest equity value available to the holders of the Corporation’s capital stock, as determined by:

(A) the Corporation and the Majority Series G Holders within thirty (30) days of the Corporation’s receipt of the Redemption Election; or

(B) if the Corporation and the Majority Series G Holders fail to agree upon the Series G Redemption Price within such 30-day period (or such longer period as the Corporation and the Majority Series G Holders may mutually agree in writing), an appraisal of the fair value of the shares of the Series G Preferred Stock (and of each share) as of the date of the Redemption Election (to be determined as the amount the holders of such shares would receive in respect of such shares if the Corporation or its assets were sold in a manner intended to achieve the highest equity value available to the holders of the Corporation’s capital stock) performed by an independent appraiser which shall be experienced in the valuation of companies engaged in the business of the Corporation and which shall be selected by the Corporation and agreeable to the Majority Series G Holders which selection shall be final and binding on all parties. The appraiser shall deliver to the Corporation and to the holders of the shares of Series G Preferred Stock its determination of the fair value of the shares of Series G Preferred Stock (i.e., the amount the holders of such shares would receive in respect of such shares if the Corporation or its assets were sold in a manner intended to achieve the highest equity value available to the holders of the Corporation’s capital stock) as of the date of the Redemption Election, together with customary documentation supporting such determination, and, upon approval of such appraisal by a majority of the outstanding shares of the Corporation’s capital stock, such determination shall be final and binding on all parties. The expenses of the independent appraiser shall be paid by the Corporation.

(ii) in the case of the Series F Preferred Stock, the greater of (1) the Series F Original Purchase Price plus declared, accumulated or accrued but unpaid dividends thereon and (2) the amount such holders would receive in respect of such share of Series F Preferred Stock if the Corporation or its assets were sold in a manner intended to achieve the highest equity value available to the holders of the Corporation’s capital stock, as determined by:

(A) the Corporation and the Majority Series F Holders within thirty (30) days of the Corporation’s receipt of the Redemption Election; or

(B) if the Corporation and the Majority Series F Holders fail to agree upon the Series F Redemption Price within such 30-day period (or such longer period as the Corporation and the Majority Series F Holders may mutually agree in writing), an appraisal of the fair value of the shares of the Series F Preferred Stock (and of each share) as of the date of the Redemption Election (to be determined as the amount the holders of such shares would receive in respect of such shares if the Corporation or its assets were sold in a manner intended to achieve the highest equity value available to the holders of the Corporation’s capital stock) performed by an independent appraiser which shall be experienced in the valuation of companies engaged in the business of the Corporation and which shall be selected by the Corporation and agreeable to the Majority Series F Holders which selection shall be final and binding on all parties. The appraiser shall deliver to the Corporation and to the holders of the shares of Series F Preferred Stock its determination of the fair value of the shares of Series F Preferred Stock (i.e., the amount the holders of such shares would receive in respect of such shares if the Corporation or its assets were sold in a manner intended to achieve the highest equity value available to the holders of the Corporation’s capital stock) as of the date of the Redemption Election, together with customary documentation supporting such determination, and, upon approval of such appraisal by a majority of the outstanding shares of the Corporation’s capital stock, such determination shall be final and binding on all parties. The expenses of the independent appraiser shall be paid by the Corporation.

(iii) in the case of the Series E Preferred Stock, the greater of (1) the Series E Original Purchase Price plus declared, accumulated or accrued but unpaid dividends thereon and (2) the amount such holders would receive in respect of such share of Series E Preferred Stock if the Corporation or its assets were sold in a manner intended to achieve the highest equity value available to the holders of the Corporation’s capital stock, as determined by:

(A) the Corporation and the Majority Series E Holders within thirty (30) days of the Corporation’s receipt of the Redemption Election; or

(B) if the Corporation and the Majority Series E Holders fail to agree upon the Series E Redemption Price within such 30-day period (or such longer period as the Corporation and the Majority Series E Holders may mutually agree in writing), an appraisal of the fair value of the shares of the Series E Preferred Stock (and of each share) as of the date of the Redemption Election (to be determined as the amount the holders of such shares would receive in respect of such shares if the Corporation or its assets were sold in a manner intended to achieve the highest equity value available to the holders of the Corporation’s capital stock) performed by an independent appraiser which shall be experienced in the valuation of companies engaged in the business of the Corporation and which shall be selected by the Corporation and agreeable to the Majority Series E Holders which selection shall be final and binding on all parties. The appraiser shall deliver to the Corporation and to the holders of the shares of Series E Preferred Stock its determination of the fair value of the shares of Series E Preferred Stock (i.e., the amount the holders of such shares would receive in respect of such shares if the Corporation or its assets were sold in a manner intended to achieve the highest equity value available to the holders of the Corporation’s capital stock) as of the date of the Redemption Election, together with customary documentation supporting such determination, and, upon approval of such appraisal by a majority of the outstanding shares of the Corporation’s capital stock, such determination shall be final and binding on all parties. The expenses of the independent appraiser shall be paid by the Corporation.

(iv) in the case of the Series D Preferred Stock, the greater of (1) the Series D Original Purchase Price plus declared, accumulated or accrued but unpaid dividends thereon and (2) the amount such holders would receive in respect of such share of Series D Preferred Stock if the Corporation or its assets were sold in a manner intended to achieve the highest equity value available to the holders of the Corporation’s capital stock, as determined by:

(A) the Corporation and the Majority Series D Holders within thirty (30) days of the Corporation’s receipt of the Redemption Election; or

(B) if the Corporation and the Majority Series D Holders fail to agree upon the Series D Redemption Price within such 30-day period (or such longer period as the Corporation and the Majority Series D Holders may mutually agree in writing), an appraisal of the fair value of the shares of the Series D Preferred Stock (and of each share) as of the date of the Redemption Election (to be determined as the amount the holders of such shares would receive in respect of such shares if the Corporation or its assets were sold in a manner intended to achieve the highest equity value available to the holders of the Corporation’s capital stock) performed by an independent appraiser which shall be experienced in the valuation of companies engaged in the business of the Corporation and which shall be selected by the Corporation and agreeable to the Majority Series D Holders which selection shall be final and binding on all parties. The appraiser shall deliver to the Corporation and to the holders of the shares of Series D Preferred Stock its determination of the fair value of the shares of Series D Preferred Stock (i.e., the amount the holders of such shares would receive in respect of such shares if the Corporation or its assets were sold in a manner intended to achieve the highest equity value available to the holders of the Corporation’s capital stock) as of the date of the Redemption Election, together with customary documentation supporting such determination, and, upon approval of such appraisal by a majority of the outstanding shares of the Corporation’s capital stock, such determination shall be final and binding on all parties. The expenses of the independent appraiser shall be paid by the Corporation.

(v) in the case of the Series C Preferred Stock, the greater of (1) the Series C Original Purchase Price plus declared, accumulated or accrued but unpaid dividends thereon and (2) the amount such holders would receive in respect of such share of Series C Preferred Stock if the Corporation or its assets were sold in a manner intended to achieve the highest equity value available to the holders of the Corporation’s capital stock, as determined by:

(A) the Corporation and the Majority Series C Holders within thirty (30) days of the Corporation’s receipt of the Redemption Election; or

(B) if the Corporation and the Majority Series C Holders fail to agree upon the Series C Redemption Price within such 30-day period (or such longer period as the Corporation and the Majority Series C Holders may mutually agree in writing), an appraisal of the fair value of the shares of the Series C Preferred Stock (and of each share) as of the date of the Redemption Election (to be determined as the amount the holders of such shares would receive in respect of such shares if the Corporation or its assets were sold in a manner intended to achieve the highest equity value available to the holders of the Corporation’s capital stock) performed by an independent appraiser which shall be experienced in the valuation of companies engaged in the business of the Corporation and which shall be selected by the Corporation and agreeable to the Majority Series C Holders which selection shall be final and binding on all parties. The appraiser shall deliver to the Corporation and to the holders of the shares of Series C Preferred Stock its determination of the fair value of the shares of Series C Preferred Stock (i.e., the amount the holders of such shares would receive in respect of such shares if the Corporation or its assets were sold in a manner intended to achieve the highest equity value available to the holders of the Corporation’s capital stock) as of the date of the Redemption Election, together with customary documentation supporting such determination, and, upon approval of such appraisal by a majority of the outstanding shares of the Corporation’s capital stock, such determination shall be final and binding on all parties. The expenses of the independent appraiser shall be paid by the Corporation.

Notwithstanding anything to the contrary in this Certificate of Incorporation, payment of the Series C Redemption Price shall be junior in right of payment of the Series D Redemption Price, the Series E Redemption Price, Series F Redemption Price and Series G Redemption Price, and, to the extent that the Majority Series D Holders and/or the Majority Series E Holders and/or the Majority Series F Holders and/or the Majority Series G Holders have delivered a Redemption Election, no redemption of shares of Preferred Stock shall occur prior to the redemption of all shares of Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock, ratably in proportion to the aggregate amounts the holders of Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock are entitled to receive pursuant to such Redemption Election(s).

(b) Series A and B Redemption Date and Price. Holders of Series A Preferred Stock and Series B Preferred Stock will have the right, upon a majority vote of each of the then outstanding Series A Preferred Stock and Series B Preferred Stock, to require the Corporation to redeem all (and not less than all) of such series of Preferred Stock on the Redemption Date, by delivering a written notice to the Corporation exercising such right within 15 business days following delivery by the Corporation to such holders of a notice that the Series C Preferred Stock, the Series D Preferred Stock, and/or the Series E Preferred Stock and/or the Series F Preferred Stock and/or the Series G Preferred Stock are being redeemed. Each share of Series A Preferred Stock shall be redeemed at $0.40 per share and each share of Series B Preferred Stock shall be redeemed at $0.848 per share (in each case, as adjusted for stock splits, stock dividends, reclassification and the like with respect to such series of Preferred Stock, as applicable) plus accumulated but unpaid dividends thereon (the “Series A and B Redemption Price” and, together with the Series C Redemption Price, the Series D Redemption Price, the Series E Redemption Price, the Series F Redemption Price and the Series G Redemption Price, the “Redemption Price”). Payment of the Series A and B Redemption Price shall be junior in right of payment of the Series C Redemption Price, the Series D Redemption Price, the Series E Redemption Price, the Series F Redemption Price and the Series G Redemption Price, and payment of the Series C Redemption Price shall be junior in right of payment of the Series D Redemption Price, the Series E Redemption Price, the Series F Redemption Price and the Series G Redemption Price.

(c) Form of Payment; Insufficient Funds. The Corporation shall pay the Redemption Price to the redeeming holders of Preferred Stock on the same date and in no more than three (3) equal annual installments commencing within 90 days, but no sooner than 30 business days, following the delivery of the Redemption Election Notice, if any; provided, however, that if the Corporation elects to redeem shares of a series of Preferred Stock in installments, then all other series of Preferred Stock junior to such Preferred Stock that have elected to be redeemed shall be redeemed in installments. With respect to the shares of Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and/or Series G Preferred Stock to be redeemed in the same number of installments, each subsequent annual installment shall bear interest at the rate of 7% per annum, compounded annually. If the Corporation’s prior year retained earnings are in excess of $300,000,000, then the Redemption Price shall be paid in one installment. If the funds of the Corporation legally available for redemption of shares of Preferred Stock on the Redemption Date are insufficient to redeem the total number of shares of Preferred Stock to be redeemed on such date, then those funds which are legally available will be used (i) first, to redeem the maximum possible number of shares of Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock to be redeemed on such date, ratably among the holders of such shares of Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock based upon the total Series D Redemption Price, Series E Redemption Price, Series F Redemption Price and Series G Redemption Price applicable to each such holder’s shares of Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock which are subject to redemption on the Redemption Date, (ii) second, to the extent any funds remain legally available, such remaining funds will be used to redeem the maximum possible number of shares of Series C Preferred Stock to be redeemed on such date, ratably among the holders of such shares of Series C Preferred Stock based upon the total Series C Redemption Price applicable to each such holder’s shares of Series C Preferred Stock which are subject to redemption on the Redemption Date, and (iii) third, to the extent any funds remain legally available, such remaining funds will be used to redeem the maximum possible number of shares of Series A Preferred Stock and Series B Preferred Stock to be redeemed on such date, ratably among the holders of such shares of Preferred Stock based upon the total Series A Redemption Price and the Series B Redemption Price applicable to each such holder’s shares of Series A Preferred Stock and Series B Preferred Stock which are subject to redemption on the Redemption Date. The shares of Preferred Stock not redeemed shall remain outstanding and entitled to all of the rights and preferences provided herein. At any time thereafter when additional funds of the Corporation are legally available for the redemption of shares of Preferred Stock, such funds will immediately be used to redeem the balance of the shares which the Corporation has become obliged to redeem on any Redemption Date but which it has not redeemed, with such funds allocated first to the redemption of Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock, second to the redemption of Series C Preferred Stock, and thereafter to the redemption of the Series A Preferred Stock and Series B Preferred Stock.

(d) Procedure. At least 15 but no more than 30 business days prior to the Redemption Date, the Corporation shall mail a written notice, first class postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of Preferred Stock at the address last shown on the records of the Corporation for such holder, notifying such holder of the redemption to be effected, specifying the shares to be redeemed from such holder, the Redemption Date(s), the applicable Redemption Price, the place at which payment may be obtained and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, such holder’s certificate or certificates representing the shares to be redeemed (the “Redemption Notice”). Except as provided in Section 3(e), on or after the Redemption Date, each holder of Preferred Stock to be redeemed on such Redemption Date shall surrender to the Corporation the certificate or certificates representing such shares, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled.

(e) Effect of Redemption. Until the applicable Redemption Date with respect to shares of Preferred Stock specified for redemption in a Redemption Notice, all shares of Preferred Stock shall remain outstanding and entitled to all rights, preferences and privileges provided herein. From and after the applicable Redemption Date, unless there shall have been a default in payment of the Redemption Price payable upon redemption of the shares of Preferred Stock to be redeemed on such Redemption Date, all rights of the holders of shares of Preferred Stock designated for redemption in the Redemption Notice (except the right to receive the applicable Redemption Price without interest (other than as set forth above in Section 3(c)) shall cease with respect to such shares upon surrender of their certificate or certificates therefor, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever and shall be automatically and immediately cancelled and retired.

4. Conversion. The holders of shares of Preferred Stock shall be entitled to conversion rights as follows (the “Conversion Rights”):

(a) Right to Convert. Subject to Section 4(c), each share of Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $0.40 (in the case of the Series A Preferred Stock), $0.848 (in the case of the Series B Preferred Stock), $1.3932 (in the case of the Series C Preferred Stock), $2.072 (in the case of the Series D Preferred Stock), $3.688 (in the case of the Series E Preferred Stock), $9.30752 (in the case of the Series F Preferred Stock) and $13.552 (in the case of the Series G Preferred Stock) (in each case, as adjusted for stock splits, stock dividends, reclassification and the like with respect to such series of Preferred Stock, as applicable, and each, as so adjusted, the “Original Issue Price”), by the Conversion Price applicable to such shares, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion. The initial “Conversion Price” per share of a series of Preferred Stock shall be equal to $0.39652 (in the case of the Series A Preferred Stock), $0.8356 (in the case of the Series B Preferred Stock), $1.367 (in the case of the Series C Preferred Stock), $2.02772 (in the case of the Series D Preferred Stock), $3.688 (in the case of the Series E Preferred Stock), $9.30752 (in the case of the Series F Preferred Stock) and $13.552 (in the case of the Series G Preferred Stock). Such initial Conversion Prices shall be subject to adjustment as set forth in Section 4(d) below.

(b) Automatic Conversion. Each share of Preferred Stock shall automatically be converted into shares of Common Stock at the Conversion Price then in effect for such share immediately upon the earlier of (i) except as provided below in Section 4(c), immediately prior to the closing of a firm commitment underwritten public offering of the Corporation’s Common Stock pursuant to a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), which results in aggregate gross cash proceeds to the Corporation of not less than $50,000,000 (a “Qualifying IPO”), or (ii) the date specified by written consent or vote of the holders of at least a majority of the then outstanding shares of Preferred Stock, voting together as a single class on an as-converted basis; provided, however, that, without the consent of the holders of not less than fifty-five percent (55%) of the then outstanding shares of Series G Preferred Stock, the shares of Series G Preferred Stock shall not be automatically converted into Common Stock pursuant to this clause (ii) in anticipation of or in connection with a Liquidation Transaction if the amount of proceeds that the holders of Series G Preferred Stock would receive after such conversion in such Liquidation Transaction in respect of the shares of Common Stock issuable to them on conversion of their shares of Series G Preferred Stock would be less than the amount of proceeds that the holders of Series G Preferred Stock would receive in such Liquidation Transaction pursuant to Section 2(a) above in respect of such shares if no such conversion had occurred.

(c) Mechanics of Conversion.

(i) Before any holder of Preferred Stock shall be entitled to convert such Preferred Stock into shares of Common Stock, the holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for such series of Preferred Stock, and shall give written notice to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of such series of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with a public offering of securities registered pursuant to the Securities Act, the conversion may, at the option of any holder tendering such Preferred Stock for conversion, be conditioned upon the closing of the sale of securities pursuant to such offering, in which event any persons entitled to receive Common Stock upon conversion of such Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such sale of securities.

(ii) The Corporation shall send all holders of record of Preferred Stock a written notice of the event causing the automatic conversion of the Preferred Stock pursuant to Section 4(b) and the place designated for such automatic conversion. Such notice need not be sent in advance of the occurrence of the event causing such automatic conversion. Upon receipt of such notice, each holder of Preferred Stock shall surrender his or its certificate or certificates for all such shares to the Corporation at the place designated in such notice. As soon as practicable after the occurrence of the event causing such automatic conversion and the surrender of the certificate or certificates for shares of Preferred Stock, the Corporation shall issue and deliver to such holder, or to his or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof.

(d) Conversion Price Adjustments of Preferred Stock for Certain Dilutive Issuances, Splits and Combinations. The Conversion Price of the Preferred Stock shall be subject to adjustment from time to time as follows:

(i) Issuance of Additional Stock below Purchase Price. If the Corporation should issue, at any time after the effective date (the “Reincorporation

Date”) of the merger of Mindbody, Inc., a California corporation, with and into the Corporation pursuant to the requirements of the Delaware General Corporation Law and the California Corporations Code (the “Reincorporation”), any Additional Stock (as defined below) without consideration or for a consideration per share less than the Conversion Price for the applicable series of Preferred Stock in effect immediately prior to the issuance of such Additional Stock (as adjusted for stock splits, stock dividends, reclassification and the like), the Conversion Price for such series in effect immediately prior to each such issuance shall automatically be adjusted as set forth in this Section 4(d)(i), unless otherwise provided in this Section 4(d)(i).

(A) Adjustment Formula. Whenever the Conversion Price is adjusted pursuant to this Section 4(d)(i), the new Conversion Price shall be determined by multiplying the Conversion Price then in effect by a fraction, (x) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (the “Outstanding Common”) plus the number of shares of Common Stock that the aggregate consideration received by the Corporation for such issuance would purchase at such Conversion Price; and (y) the denominator of which shall be the number of shares of Outstanding Common plus the number of shares of such Additional Stock so issued (or deemed so issued). For purposes of the foregoing calculation, the term “Outstanding Common” shall include shares of Common Stock deemed issued pursuant to Section 4(d)(i)(E) below.

(B) Definition of “Additional Stock”. For purposes of this Section 4(d)(i), “Additional Stock” shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to Section 4(d)(i)(E)) by the Corporation after the Reincorporation Date, other than (each, an “Excluded Issuance”):

(1) securities issued pursuant to stock splits, stock dividends or similar transactions, as described in Section 4(d)(ii), Section 4(d)(iii), Section 4(e) and Section 4(f) hereof;

(2) securities issuable upon conversion, exchange or exercise of convertible, exchangeable or exercisable securities outstanding as of the Reincorporation Date including, without limitation, warrants, notes or options, provided that such issuance is pursuant to the conversion, exchange or exercise terms of such securities as in effect on the Reincorporation Date;

(3) up to 5,454,947 shares of Common Stock (or options therefor) (including shares of Common Stock or options therefore issued on or prior to the Reincorporation Date) (as adjusted for stock splits, stock dividends, reclassification and the like with respect to the Common Stock) issued or issuable to employees, consultants, officers or directors of the Corporation pursuant to the Corporation’s 2009 Stock Option Plan or any other stock option plans or restricted stock plans or agreements approved by the Board of Directors after the Reincorporation Date;

(4) Common Stock issued or issuable in a public offering in connection with which all outstanding shares of Preferred Stock are converted to Common Stock pursuant to Section 4(b)(i);

(5) Common Stock issued or issuable upon conversion of the Preferred Stock, pursuant to Section 4(a) or Section 4(b); and

(6) Common Stock issued or issuable in any other transaction in which exemption from these price-based antidilution provisions is approved by the Required Series C, D, E, F and G Vote.

(C) Fractional Adjustments. No adjustment of the Conversion Price for the Preferred Stock shall be made in an amount less than one-tenth (1/10) of one cent, provided that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of three years from the date of the event giving rise to the adjustment being carried forward.

(D) Determination of Consideration. In the case of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof, but excluding amounts paid or payable for accrued interest. In the case of the issuance of the Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined in good faith by the Board of Directors and approved by the Required Series C, D, E, F and G Vote, irrespective of any accounting treatment. If shares of Additional Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, then the consideration in respect of such shares of Additional Stock shall be the proportion of such consideration so received as reasonably determined in good faith by the Board of Directors and approved by the Required Series C, D, E, F and G Vote.

(E) Deemed Issuances of Common Stock. In the case of the issuance of securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (the “Common Stock Equivalents”), the following provisions shall apply for all purposes of this Section 4(d)(i):

(1) The aggregate maximum number of shares of Common Stock deliverable upon conversion, exchange or exercise (assuming the satisfaction of any conditions to convertibility, exchangeability or exercisability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) of any Common Stock Equivalents and subsequent conversion, exchange or exercise thereof shall be deemed to have been issued at the time such securities were issued or such Common Stock Equivalents were issued and for a consideration equal to the consideration, if any, received by the Corporation for any such securities and related Common Stock Equivalents (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Corporation (without taking into account potential antidilution adjustments) upon the conversion, exchange or exercise of any Common Stock Equivalents (the consideration in each case to be determined in the manner provided in Section 4(d)(i)(D)).

(2) In the event of any change in the number of shares of Common Stock deliverable or in the consideration payable to the Corporation upon conversion, exchange or exercise of any Common Stock Equivalents (whether issued prior to or after the Reincorporation Date), other than a change resulting from the antidilution provisions thereof, the Conversion Price of any series of Preferred Stock, to the extent in any way affected by or computed using such Common Stock Equivalents or, if issued prior to the Reincorporation Date, would have affected the Conversion Price of any series of Preferred Stock if it had been issued after the Reincorporation Date, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the conversion, exchange or exercise of such Common Stock Equivalents.

(3) Upon the termination or expiration of all or any portion of the convertibility, exchangeability or exercisability of any Common Stock Equivalents, the Conversion Price of any series of Preferred Stock, to the extent in any way affected by or computed using such Common Stock Equivalents, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and Common Stock Equivalents that remain convertible, exchangeable or exercisable) actually issued upon the conversion, exchange or exercise of such Common Stock Equivalents and that the consideration received therefor was the consideration actually received by the Corporation for the issuance such Common Stock Equivalents, whether or not converted, exchanged or exercised, plus the consideration actually received by the Corporation upon such conversion, exchange or exercise (the consideration in each case to be determined in the manner provided in Section 4(d)(i)(D)).

(4) The number of shares of Common Stock deemed issued and the consideration deemed paid therefor pursuant to Section 4(d)(i)(D) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either Section 4(d)(i)(E)(2) or 4(d)(i)(E)(3).

(F) No Increased Conversion Price. Notwithstanding any other provisions of this Section 4(d)(i), except to the limited extent provided for in Sections 4(d)(i)(E)(2) and 4(d)(i)(E)(3), no adjustment of the Conversion Price pursuant to this Section 4(d)(i) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment, and in no event, including as a result of Sections 4(d)(i)(E)(2) and 4(d)(i)(E)(3), shall the Conversion Price increase above the initial Conversion Price.

(ii) Stock Splits and Dividends. In the event the Corporation should at any time after the filing date of this Certificate of Incorporation fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or Common Stock Equivalents without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of each series of Preferred Stock that is convertible into Common Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents with the number of shares issuable with respect to Common Stock Equivalents determined from time to time in the manner provided for deemed issuances in Section 4(d)(i)(E).

(iii) Reverse Stock Splits. If the number of shares of Common Stock outstanding at any time after the filing date of this Certificate of Incorporation is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for each series of Preferred Stock that is convertible into Common Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

(e) Other Distributions. In the event the Corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in Section 4(d)(i) or in Section 4(d)(ii), then, in each such case for the purpose of this Section 4(e), the holders of each series of Preferred Stock that is convertible into Common Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

(f) Recapitalizations. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in Section 2 or this Section 4) provision shall be made so that the holders of each series of Preferred Stock that is convertible into Common Stock shall thereafter be entitled to receive upon conversion of such Preferred Stock the number of shares of stock or other securities or property of the Corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of such Preferred Stock after the recapitalization to the end that the provisions of this Section 4 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of such Preferred Stock) shall be applicable after that event and be as nearly equivalent as practicable.

(g) No Fractional Shares and Certificate as to Adjustments.

(i) No fractional shares shall be issued upon the conversion of any share or shares of Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded down to the nearest whole share. The number of shares issuable upon such conversion shall be determined on the basis of the total number of shares of Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion. If the conversion would result in any fractional share, the Corporation shall, in lieu of issuing any such fractional share, pay the holder thereof an amount in cash equal to the fair market value of such fractional share on the date of conversion, as determined in good faith by the Board of Directors.

(ii) Upon the occurrence of each adjustment or readjustment of the Conversion Price of Preferred Stock pursuant to this Section 4, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of such Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of such Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price for such series of Preferred Stock at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of such series of Preferred Stock.

(h) Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property or to receive any other right, the Corporation shall mail to each holder of Preferred Stock, at least 10 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

(i) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of each series of Preferred Stock that is convertible into Common Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of such series of Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of such series of Preferred Stock, in addition to such other remedies as shall be available to the holder of such Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Certificate of Incorporation.

(j) Notices. Any notice required by the provisions of this Section 4 to be given to the holders of shares of Preferred Stock shall be deemed given if deposited in the U.S. mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation.

5. Voting Rights. Except as expressly provided by this Certificate of Incorporation or as provided by law, the holders of Preferred Stock shall have the same voting rights as the holders of the Common Stock and shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the Corporation, and the holders of Common Stock and Preferred Stock shall vote together as a single class on all matters. Each holder of Common Stock shall be entitled to one vote for each share of Common Stock held, and each holder of Preferred Stock shall be entitled to the number of votes equal to the number of shares of

Common Stock into which such shares of Preferred Stock could be converted. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

6. Protective Provisions. The Corporation shall not (by amendment, merger, consolidation or otherwise) without first obtaining the approval (by vote or written consent, as provided by law) of the Required Series C, D, E, F and G Vote, except with respect to subsection (c) below, which shall also require the approval of the holders of a majority of the then outstanding shares of each series of Preferred Stock (except in the case of the Series G Preferred Stock, which shall require approval of the holders of not less than fifty-five percent (55%) of the then outstanding shares of Series G Preferred Stock) that is adversely affected by such action (but only as long as at least 50% of the originally issued shares of such series of Preferred Stock are outstanding, and excluding, for all purposes of the calculation of such 50% minimum, any of such shares redeemed pursuant to Section 3):

(a) authorize, effect or obligate itself to effect, any Liquidation Event;

(b) declare or pay a dividend or other distribution with respect to any shares of the Corporation’s capital stock, other than dividends or distributions paid in accordance with Section 2 or Section 3;

(c) amend, alter, change or repeal any of the rights, preferences or privileges of any series of Preferred Stock, provided that any amendment, alteration, change or repeal of the liquidation preference payable to the holders of Series G Preferred Stock pursuant to Section 2 above approved in anticipation of or in connection with a Liquidation Transaction shall require the consent of the holders of not less than fifty-five (55%) of the outstanding shares of Series G Preferred Stock if the holders of Series G Preferred Stock would be impacted by such amendment, alteration, change or repeal disproportionately to any holder of another series of Preferred Stock;

(d) increase or decrease (other than by conversion pursuant to Section 4 hereof or in accordance with the redemption provisions of this Certificate of Incorporation) the total number of authorized shares of the Corporation’s capital stock;

(e) authorize or issue, or obligate itself to issue, any equity security, including any security convertible into or exchangeable or exercisable for any equity security, having a preference over, or being on a parity with, any series of Preferred Stock, as applicable, with respect to voting (other than the pari passu voting rights of Common Stock), dividends, redemption, conversion, liquidation preferences or otherwise;

(f) authorize or issue, or obligate itself to issue, any equity security (or any security or other right convertible into or exchangeable or exercisable for any equity security), other than shares of Common Stock or options to acquire shares of Common Stock issued to employees, consultants or directors in accordance with the Corporation’s 2009 Stock Option Plan or any option plans or agreements approved by the Board of Directors after the

Reincorporation Date (up to 5,454,947 shares of Common Stock in the aggregate (including shares of Common Stock or options therefore issued on or prior to the Reincorporation Date) (as adjusted for stock splits, stock dividends, reclassification and the like with respect to the Common Stock));

(g) authorize, effect or obligate itself to effect, any reclassification, recapitalization or other change with respect to any outstanding shares of stock which results in any such shares or the issuance of shares of stock having a preference over, or being on a parity with, any series of Preferred Stock, with respect to voting (other than the pari passu voting rights of Common Stock), dividends, redemption, conversion, liquidation preferences or otherwise;

(h) redeem, purchase or otherwise acquire (or pay into or set aside funds for a sinking fund for such purpose) any share or shares of Preferred Stock, Common Stock or other equity securities of the Corporation other than in accordance with the redemption provisions of this Certificate of Incorporation; provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock at cost from employees, officers, directors, consultants or other persons performing services for the Corporation or any subsidiary pursuant to, and in accordance with, agreements approved by the Board of Directors under which the Corporation has the option to repurchase such shares upon the occurrence of certain events, such as the termination of employment, or through the exercise of any right of first refusal;

(i) change the number of authorized directors constituting the Board of Directors;

(j) authorize, effect or obligate itself to effect, in a single transaction or pursuant to a series of related transactions, (i) any acquisition of or merger with any other company, entity or business (other than an acquisition of or a merger with a wholly-owned subsidiary, whether direct or indirect), whether effected directly or indirectly, including by license or (ii) any exclusive, irrevocable license of all or substantially of the Corporation’s intellectual property; or

(k) (x) sell or transfer, whether in a single transaction or pursuant to a series of related transactions, securities of the Corporation such that the Corporation’s stockholders holding the right to vote with respect to matters generally (the “Voting Power”) immediately prior to such sale or transfer or series of transfers cease to hold a majority of the Voting Power after such sale or transfer or series of transfers, or (y) upon the transfer of shares of capital stock of the Corporation by way of any share purchase transaction, share exchange transaction or other similar stockholder level sale transaction, if, after giving effect to the transaction, any “person” or “group”, as such terms are used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than the Corporation or its then existing stockholders or their respective affiliates), becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), or acquires by proxy, directly or indirectly, securities representing a majority of the Voting Power of the Corporation’s then outstanding securities.

7. Status of Converted Stock. In the event any shares of Preferred Stock shall be converted pursuant to Section 4 hereof, the shares so converted shall be cancelled and shall not be issuable by the Corporation. This Certificate of Incorporation shall be appropriately amended to effect the corresponding reduction in the Corporation’s authorized capital stock.

(C) Common Stock.

1. Dividend Rights. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

2. Liquidation Rights. Upon a Liquidation Event, or the occurrence of a Liquidation Transaction, the assets of the Corporation shall be distributed as provided in Section 2 of Article IV(B).

3. Redemption. The Common Stock is not mandatorily redeemable.

4. Voting Rights. Each holder of Common Stock shall have the right to one vote per share of Common Stock, and shall be entitled to notice of any stockholders’ meeting in accordance with the bylaws of the Corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law.

ARTICLE V

Except as otherwise set forth herein, the Board of Directors of the Corporation is expressly authorized to make, alter or repeal Bylaws of the Corporation.

ARTICLE VI

(A) The Corporation is to have perpetual existence.

(B) Elections of directors need not be by written ballot unless otherwise provided in the Bylaws of the Corporation.

(C) In connection with repurchases by the Corporation of outstanding capital stock, Section 500 of the California Corporations Code shall not apply in all or in part with respect to such repurchases. In the case of any such repurchases, distributions by the corporation may be made without regard to the “preferential dividends arrears amount” or any “preferential rights amount,” as such terms are defined in Section 500(b) of the California Corporations Code.

ARTICLE VII

(A) To the fullest extent permitted by the Delaware General Corporation Law as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware

General Corporation Law, as so amended. Neither any amendment nor repeal of this Article VII(A) nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article VII(A), shall eliminate or reduce the effect of this Article VII(A), in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article VII(A), would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

(B) The Corporation shall have the power to indemnify, to the extent permitted by the Delaware General Corporation Law, as it presently exists or may hereafter be amended from time to time, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such Proceeding. A right to indemnification or to advancement of expenses arising under a provision of this Certificate of Incorporation or a bylaw of the Corporation shall not be eliminated or impaired by an amendment to this Certificate of Incorporation or the Bylaws of the Corporation after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.